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                                                                    Exhibit 99.1

[UBS LOGO]

        ***THE FOLLOWING INFORMATION IS BASED ON PRELIMINARY COLLATERAL.
                              SUBJECT TO CHANGE***

                         TIAA COLLATERAL DETAIL REQUEST

DEAL NAME: WAMMS 03-MS6

PLEASE PROVIDE THE FOLLOWING ON YOUR FIRM LETTERHEAD FOR THE ABOVE DEAL:

Settlement Date: 3/31/03
Total Deal Size (all loan groups): 640MM

Master Servicer: Washington Mutual Mortgage Securities Corp
Master Servicing Fee: Service fee 25bps; Master Service fee 5bps; Total Servicing 30bps
Trusteee: TBA

Call Feature: 5% cleanup
Compensating Interest Feature: Interest shortfalls resulting from principal prepayments in full of Mortgage Loans will be compensated to the extent of the Master Servicing Fee on the related Remittance Date.

Total # of Loan Groups: 4
Collateral Type and Size of Each Loan Group:
1. 30yr 20mm   2. 30yr 120mm   3. 30yr 250mm   4. 15yr 250mm
Do subordinate bonds cross-collateralized multiple loan groups: n/a level: n/a
If so, identify which loan groups and provide California % at the sub level: n/a

Gross WAC 6.37
Net WAC 6
WAC Range 5.25-7.125%
Pass Through Rate 5.75
WAM

Weighted Average Loan Balance: $441K
Maximum Loan Size: $1,000,000
# of loans > $1,000,000: 0

Weighted Average LTV: 67%
% LTV > 80%: 1.61%
% LTV > 80% without PMI: 0%

Weighted Average FICO: 736
% FICO < 650 (including zero and no ficos): 2.4%
% FICO < 600 (including zero and no ficos): 0

% Owner Occupied: 99%
% Secondary: 0.8%
% Investor Property: 0.2%

[UBS LOGO]

        ***THE FOLLOWING INFORMATION IS BASED ON PRELIMINARY COLLATERAL.
                              SUBJECT TO CHANGE***

% Purchase: 19.7%
% Cash Out Refinance: 23%
% Rate/Term Refinance: 57%

% Full Documentation: 50.2%

% Single Family and PUD: 95.3%
% Multi Family: 1.8%
% Condo: 2.9%

Top 3 States and % of each: CA 50% max; IL 13%; MA 4.75%

Top 10 originators and % of each:
1 RBC 52.5%
2 Greenpoint 30%
3 Wamu 9.5%
4 CTX 4%
5 Downey 4%
6
7
8
9
10

Stip to No Indymac Origination: Yes
Stip to No Manufactured Housing loans in this deal: Yes

Gredit Enhancement % to AAAs: 3%

% Prepay Penalty Loans: No
% Interest Only Loans: No
% Balloon Mortgages: No